Exhibit 99.1 C O N F E R E N C E C A L L Reproxalap for the Treatment of Dry Eye Disease Regulatory Update November 28, 2023 Nasdaq: ALDX © Aldeyra Therapeutics, Inc. 2023

2 Disclaimers and Forward-Looking Statements This presentation and various remarks which may be made during this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Aldeyra’s possible or assumed future results of operations, expenses and financing needs, business strategies and plans, statements regarding Aldeyra's future expectations, plans and prospects, including, without limitation, statements regarding: the outcome and expected timing of the FDA’s review of and feedback on the SPA; the outcome and expected timing and results of the proposed dry eye disease chamber crossover clinical trial; the outcome and timing of the FDA’s review, acceptance, and/or approval of a potential NDA resubmission for reproxalap and the adequacy of the data included in the potential NDA resubmission or the supplemental responses to the FDA; the potential for regulatory approval and commencement of commercialization of reproxalap and Aldeyra's goals as to timing; the potential profile and benefit of reproxalap in dry eye disease and allergic conjunctivitis and its other product candidates in the indications for which they are developed; the goals, opportunity and potential for reproxalap and its other product candidates, anticipated clinical or regulatory milestones for ADX-2191, ADX-246, ADX-248, and ADX-629 including expectations regarding the results of scheduled FDA meetings, clinical trial initiations and completions and submissions to the FDA; Aldeyra's business, research, development and regulatory plans or expectations; political, economic, legal, social and health risks that may affect Aldeyra’s business or the global economy; the structure, timing and success of Aldeyra’s planned or pending clinical trials; and expected milestones, market sizing, pricing and reimbursement, competitive position, regulatory matters, industry environment and potential growth opportunities, among other things. The results of earlier preclinical or clinical trials may not be predictive of future results. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” could, “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “on track,” “scheduled,” “target,” “design,” “estimate,” “predict,” “contemplates,” “likely,” “potential,” “continue,” “ongoing,” “aim,” “plan,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Aldeyra’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements reflect Aldeyra’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including the development of, and clinical and regulatory plans or expectations for Aldeyra’s investigational new drugs (including reproxalap and ADX-2191), and systems-based approaches, later developments with the FDA that may be inconsistent with Aldeyra’s expectations and beliefs, including the risk that the results from earlier clinical trials, portions of clinical trials, or pooled clinical data may not accurately predict results of subsequent trials or the remainder of a clinical trial for the same or different indications, inconsistent expectations regarding FDA acceptance and review of the company’s filings and submitted data sets, and Aldeyra’s continuing or post-hoc review and quality control analysis of clinical data. Important factors that could cause actual results to differ materially from those reflected in Aldeyra's forward-looking statements are described in Aldeyra’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as Aldeyra’s subsequent filings with the Securities and Exchange Commission. All of Aldeyra's development plans and timelines may be subject to adjustment depending on funding, recruitment rate, regulatory review, which regulatory review timeline may be flexible and subject to change based on the regulator's workload and other potential review issues, preclinical and clinical results, and other factors any of which could result in changes to Aldeyra’s development plans and programs or delay the initiation, enrolment, completion, or reporting of clinical trials. In addition to the risks described above and in Aldeyra's other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra's results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. The information in this presentation is provided only as of November 28, 2023, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this presentation on account of new information, future events, or otherwise, except as required by law.

3 Aldeyra Received a Complete Response Letter for Reproxalap for the Treatment of Dry Eye Disease The letter stated that the NDA did not demonstrate “efficacy in treating ocular symptoms associated with dry eyes“ and that “at least one additional adequate and well-controlled study to demonstrate a positive effect on the treatment of ocular symptoms of dry eye” should be conducted. Per draft FDA guidance, efficacy in dry eye disease may be demonstrated with two symptom trials and two sign trials. Among other clinical trials, Aldeyra previously conducted two trials for ocular redness (a dry eye disease sign) as well as a dry eye disease symptom trial. No chemistry, manufacturing and controls or safety issues were identified. Topical ocular reproxalap is an investigational drug candidate that has been studied in more than 2,400 patients with no observed safety concerns; mild and transient instillation site discomfort is the most commonly reported adverse event in clinical trials.

4 Aldeyra Has Proposed to the FDA a Symptom Trial to Satisfy Efficacy Requirements for Reproxalap in Dry Eye Disease A Special Protocol Assessment (SPA) was submitted to the FDA on November 16, 2023, for a dry eye disease chamber crossover clinical trial (the proposed trial) similar to the crossover chamber trial from which Aldeyra announced results on July 12, 2022. The SPA review cycle is anticipated to be 45 days. The proposed trial is expected to cost less than $2M, the primary endpoints are symptoms, and top-line results are anticipated in the first half of 2024, subject to FDA feedback on the SPA. Pending FDA feedback on the SPA, successful results from the proposed trial are expected to allow for potential resubmission of the New Drug Application (NDA) in the first half of 2024. The NDA review is anticipated to be six months. If the SPA and proposed trial results are successful, Aldeyra intends to resubmit the NDA with a draft drug label describing a combination of chronic and acute symptomatic benefit, as well as acute reduction in ocular redness. Regulatory review timelines are flexible and subject to change based on the regulator's workload and other potential review issues. The timing of clinical trials depends, in part, on FDA feedback on the SPA, the availability of clinical research facilities and staffing, and the ability to recruit patients. Topical ocular reproxalap is an investigational drug candidate that has been studied in more than 2,400 patients with no observed safety concerns; mild and transient instillation site discomfort is the most commonly reported adverse event in clinical trials.

5

The Proposed Crossover Chamber Trial Design is Materially Identical to the Previously Completed Dry Eye Chamber Trial

Design	Randomized, double-masked, crossover, vehicle-controlled, single-center
Dosing	0.25% reproxalap or vehicle, 7 to 14-day washout Day 1: four doses Day 2: one dose before 90-minute dry eye chamber, one dose 45 minutes after chamber entry
Expected Size	70 patients
Primary Endpoints†	• Subject-reported eye dryness score • Subject-reported ocular discomfort score
Secondary Endpoints	• Subject-reported ocular burning score • Subject-reported ocular grittiness score • Subject-reported ocular stinging score

Treatment Visits

Each treatment visit represents Day 1 (pre-chamber) and Day 2 (chamber) visits.


Randomization
0.25% Reproxalap (n~35)
Vehicle (n~35)
7 to 14-day washout
0.25% Reproxalap
Vehicle

Top-line results expected in the first half of 2024

† The Hochberg procedure is expected to be used to control for multiplicity. Unused alpha from the Hochberg procedure is expected to be passed to a fixed sequence of secondaries, to be tested in the order listed. The timing of clinical trials depends, in part, on FDA feedback on the SPA, the availability of clinical research facilities and staffing, and the ability to recruit patients. Topical ocular reproxalap is an investigational drug candidate that has been studied in more than 2,400 patients with no observed safety concerns; mild and transient instillation site discomfort is the most commonly reported adverse event in clinical trials.

aldeyra

6 Acute Improvement Was Demonstrated for All Symptoms Assessed in the Previously Completed Dry Eye Chamber Crossover Trial Dryness Discomfort Grittiness Stinging Burning Itching (collected pre/post chamber only) Symptoms were assessed as secondary endpoints that were not multiplicity controlled. P values derived from mixed effect model of repeated measures of change from baseline. Source: Dry eye disease crossover clinical trial results on file. Topical ocular reproxalap is an investigational new drug candidate that has been studied in more than 2,400 patients with no observed safety concerns; mild and transient instillation site irritation is the most commonly reported adverse event in clinical trials.

7 Aldeyra is Well Positioned to Execute on Potential NDA Resubmission Milestones With $143M in cash, cash equivalents, and marketable securities as of September 30, 2023, Aldeyra is well positioned to execute on potential NDA resubmission milestones: SPA feedback anticipated in December 2023 Dry eye disease chamber crossover clinical trial top-line results expected in the first half of 2024, pending SPA feedback Potential NDA resubmission anticipated in the first half of 2024, pending FDA SPA feedback and positive trial results Review period for the potential NDA resubmission expected to be six months Regulatory review timelines are flexible and subject to change based on the regulator's workload and other potential review issues. The timing of clinical trials depends, in part, on FDA feedback on the SPA, the availability of clinical research facilities and staffing, and the ability to recruit patients. Topical ocular reproxalap is an investigational drug candidate that has been studied in more than 2,400 patients with no observed safety concerns; mild and transient instillation site discomfort is the most commonly reported adverse event in clinical trials.